Exhibit (g)(3)(ix)

AMENDMENT NO. 8

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

Amendment No. 8 dated as of April 1, 2007 (“Amendment No. 8”), to the Amended and Restated Global Custody Agreement, dated as of February 1, 2002, as amended (“Agreement”), by and between EQ Advisors Trust (“Trust”) and JPMorgan Chase Bank (“JPMorgan”).

The Trust and JPMorgan hereby agree to modify and amend the Agreement as follows:

1.	Schedule B. Schedule B to the Agreement, setting forth the fees paid by the Trust for custody services provided by Chase is hereby replaced in its entirety by Schedule B attached hereto.

2.	Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 8 as of the date first above set forth.

EQ ADVISORS TRUST		JPMORGAN CHASE BANK

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Paul Larkin
	Kenneth Kozlowski	Name:	Paul Larkin
	Chief Financial Officer	Title:	Vice President
and Treasurer

Custody Fee Schedule

United States - Safekeeping & Transactions

Safekeeping/Administration	Annual Fee
Book-Entry Issues	$6.00	per issue
Physical Issues	$12.00	per issue

Transactions	Per Transaction
Custody Transactions (DVP, RVP or free)
DTC	$5.00
FBE	$5.00
Physical	$17.00
Future/Option	$25.00

Internal Transfer (switch, per side)
Book Entry (DTC or FBE)	$5.00
Physical	$5.00

Memo Entry/Blue Sheet (asset held elsewhere)	$20.00

Income Collection
Book Entry (DTC or FBE)	$3.00

Physical	$4.00

(credit or debit)
Wire Transfer	$5.00
Book Transfer	$5.00
Check Deposit or Issue	$5.00
Corporate Actions	$25.00
Posting/Paydown
Book-Entry (DTC or FBE)	$5.00
Physical	$5.00

Bond Call	$25.00

Stock Dividend	$25.00

Redemption
Book-Entry (DTC or FBE)	$5.00
Physical	$13.00

Proprietary and confidential.
All rights reserved.	Page 1 of 7

Custody Fee Schedule

Global Markets - Safekeeping

Tier I charge applies up to Theshold II USD equivalent asset values. Tier II applies for USD equivalent asset values between Threshold II and Threshold III. Tier III charge applies to the USD equivalent asset values above Threshold III. (For example: Total Argentina asset value of $210,000 = 20 bps on the first $100,000 + 16 bps on next $50,000 + 12.80 bps on the next $60,000

Market value thresholds are determined by the value of assets under the sponsorship of AXA Funds Management Group.

Country	Tier I BPs	Threshold II	Tier II BPs	Threshold III	Tier III BPs
Argentina	20.00	$100,000,000	16.00	$150,000,000	12.80
Australia	5.50	$250,000,000	4.40	$375,000,000	3.50
Austria	9.00	$100,000,000	7.20	$150,000,000	5.80
Bahrain	35.00	$100,000,000	28.00	$150,000,000	22.40
Bangladesh	35.00	$100,000,000	28.00	$150,000,000	22.40
Belgium	9.00	$100,000,000	7.20	$150,000,000	5.80
Bermuda	20.00	$100,000,000	16.00	$150,000,000	12.80
Botswana	35.00	$100,000,000	28.00	$150,000,000	22.40
Brazil	35.00	$100,000,000	28.00	$150,000,000	22.40
Bulgaria	35.00	$100,000,000	28.00	$150,000,000	22.40
Canada	5.50	$250,000,000	4.40	$375,000,000	3.50
Chile	20.00	$100,000,000	16.00	$150,000,000	12.80
China	20.00	$100,000,000	16.00	$150,000,000	12.80
Colombia	35.00	$100,000,000	28.00	$150,000,000	22.40
Costa Rica	40.00	$100,000,000	32.00	$150,000,000	25.60
Croatia	35.00	$100,000,000	28.00	$150,000,000	22.40
Cyprus	20.00	$100,000,000	16.00	$150,000,000	12.80
Czech Republic	35.00	$100,000,000	28.00	$150,000,000	22.40
Denmark	9.00	$100,000,000	7.20	$150,000,000	5.80
Ecuador	40.00	$100,000,000	32.00	$150,000,000	25.60
Egypt	30.00	$100,000,000	24.00	$150,000,000	19.20
Estonia	35.00	$100,000,000	28.00	$150,000,000	22.40
Euro CDs	2.50	$100,000,000	2.00	$150,000,000	1.60
Euroclear	3.00	$1,000,000,000	2.40	$1,500,000,000	1.90
Finland	9.00	$100,000,000	7.20	$150,000,000	5.80
France	4.00	$1,000,000,000	3.20	$1,500,000,000	2.60
Germany	5.50	$500,000,000	4.40	$750,000,000	3.50
Ghana	35.00	$100,000,000	28.00	$150,000,000	22.40
Greece	25.00	$100,000,000	20.00	$150,000,000	16.00
Hong Kong	7.50	$500,000,000	6.00	$750,000,000	4.80
Hungary	35.00	$100,000,000	28.00	$150,000,000	22.40
Iceland	20.00	$100,000,000	16.00	$150,000,000	12.80
India	25.00	$100,000,000	20.00	$150,000,000	16.00
Indonesia	25.00	$100,000,000	20.00	$150,000,000	16.00
Ireland	9.00	$100,000,000	7.20	$150,000,000	5.80
Israel	35.00	$100,000,000	28.00	$150,000,000	22.40
Italy	6.00	$250,000,000	4.80	$375,000,000	3.80
Ivory Coast	40.00	$100,000,000	32.00	$150,000,000	25.60
Jamaica	35.00	$100,000,000	28.00	$150,000,000	22.40
Japan	4.00	$1,500,000,000	3.20	$2,250,000,000	2.60
Jersey	40.00	$100,000,000	32.00	$150,000,000	25.60
Jordan	35.00	$100,000,000	28.00	$150,000,000	22.40
Kazakhstan	40.00	$100,000,000	32.00	$150,000,000	25.60
Kenya	35.00	$100,000,000	28.00	$150,000,000	22.40
Korea	18.00	$250,000,000	14.40	$375,000,000	11.50
Latvia	20.00	$100,000,000	16.00	$150,000,000	12.80
Lebanon	40.00	$100,000,000	32.00	$150,000,000	25.60
Lithuania	25.00	$100,000,000	20.00	$150,000,000	16.00
Luxembourg	8.00	$100,000,000	6.40	$150,000,000	5.10

Proprietary and confidential.
All rights reserved.	Page 2 of 7

Custody Fee Schedule

Malaysia	9.00	$100,000,000	7.20	$150,000,000	5.80
Malta	25.00	$100,000,000	20.00	$150,000,000	16.00
Mauritius	40.00	$100,000,000	32.00	$150,000,000	25.60
Mexico	18.00	$100,000,000	14.40	$150,000,000	11.50
Morocco	35.00	$100,000,000	28.00	$150,000,000	22.40
Namibia	40.00	$100,000,000	32.00	$150,000,000	25.60
Nepal	40.00	$100,000,000	32.00	$150,000,000	25.60
Netherlands	6.00	$250,000,000	4.80	$375,000,000	3.80
New Zealand	9.00	$100,000,000	7.20	$150,000,000	5.80
Nigeria	40.00	$100,000,000	32.00	$150,000,000	25.60
Norway	9.00	$100,000,000	7.20	$150,000,000	5.80
Oman	40.00	$100,000,000	32.00	$150,000,000	25.60
Pakistan	35.00	$100,000,000	28.00	$150,000,000	22.40
Peru	35.00	$100,000,000	28.00	$150,000,000	22.40
Philippines	20.00	$100,000,000	16.00	$150,000,000	12.80
Poland	35.00	$100,000,000	28.00	$150,000,000	22.40
Portugal	15.00	$100,000,000	12.00	$150,000,000	9.60
Romania	35.00	$100,000,000	28.00	$150,000,000	22.40
Russia	35.00	$100,000,000	28.00	$150,000,000	22.40
Singapore	9.00	$100,000,000	7.20	$150,000,000	5.80
Slovakia	35.00	$100,000,000	28.00	$150,000,000	22.40
Slovenia	25.00	$100,000,000	20.00	$150,000,000	16.00
South Africa	20.00	$100,000,000	16.00	$150,000,000	12.80
Spain	12.00	$100,000,000	9.60	$150,000,000	7.70
Sri Lanka	20.00	$100,000,000	16.00	$150,000,000	12.80
Swaziland	40.00	$100,000,000	32.00	$150,000,000	25.60
Sweden	9.00	$100,000,000	7.20	$150,000,000	5.80
Switzerland	6.00	$750,000,000	4.80	$1,125,000,000	3.80
Taiwan	25.00	$100,000,000	20.00	$150,000,000	16.00
Thailand	18.00	$100,000,000	14.40	$150,000,000	11.50
Tunisia	40.00	$100,000,000	32.00	$150,000,000	25.60
Turkey	25.00	$100,000,000	20.00	$150,000,000	16.00
Ukraine	40.00	$100,000,000	32.00	$150,000,000	25.60
United Arab Emirates	40.00	$100,000,000	32.00	$150,000,000	25.60
United Kingdom	4.00	$1,500,000,000	3.20	$2,250,000,000	2.60
Uruguay	40.00	$100,000,000	32.00	$150,000,000	25.60
Venezuela	35.00	$100,000,000	28.00	$150,000,000	22.40
Vietnam	40.00	$100,000,000	32.00	$150,000,000	25.60
Zambia	35.00	$100,000,000	28.00	$150,000,000	22.40
Zimbabwe	35.00	$100,000,000	28.00	$150,000,000	22.40

Proprietary and confidential.
All rights reserved.	Page 3 of 7

Custody Fee Schedule

Global Markets - Transactions

Country	Transactions STP Fee
Argentina	$85.00
Australia	$35.00
Austria	$50.00
Bangladesh	$85.00
Belgium	$50.00
Botswana	$85.00
Brazil	$85.00
Canada	$35.00
Chile	$85.00
China	$85.00
Czech Republic	$85.00
Denmark	$50.00
Ecuador	$45.00
Egypt	$50.00
Euro CDs	$20.00
Euroclear	$30.00
Finland	$50.00
France	$35.00
Germany	$35.00
Ghana	$75.00
Greece	$85.00
Hong Kong	$50.00
Hungary	$50.00
India	$85.00
Indonesia	$85.00
Ireland	$30.00
Israel	$85.00
Italy	$35.00
Japan	$30.00
Jordan	$85.00
Kenya	$75.00
Korea	$85.00
Luxembourg	$35.00
Malaysia	$35.00
Mauritius	$85.00
Mexico	$50.00
Morocco	$85.00
Netherlands	$35.00
New Zealand	$50.00
Norway	$50.00
Pakistan	$85.00
Peru	$85.00
Philippines	$85.00
Poland	$85.00
Portugal	$85.00
Russia	$100.00
Singapore	$50.00
Slovakia	$75.00
South Africa	$85.00
Spain	$85.00
Sri Lanka	$85.00
Sweden	$50.00
Switzerland	$35.00
Taiwan	$85.00
Thailand	$85.00

Proprietary and confidential.
All rights reserved.	Page 4 of 7

Custody Fee Schedule

Turkey	$85.00
United Kingdom	$30.00
Uruguay	$85.00
Venezuela	$85.00
Zambia	$75.00
Zimbabwe	$85.00

Currency Movements

Credits	$5	per account credit
Checks
Received	$5	per check
Issued	$5	per check
Payments
SWIFT	$5	per payment
CHIPS	$5	per payment
Book Transfer	$5	per transfer

Additional Charges

Service

Manual/Non-STP Transaction Surcharge(in addition to applicable transaction fee)	$25	per transaction
Manual Corporate Action Response	$25	per transaction
Class Actions Services	$700	per filing

Scope of Services

•	Relationship management and client service team support

•	Account set-up and market entry

•	Trade settlement (including AutoSettle in applicable markets) and trade fail resolution

•	Asset registration and safekeeping

•	Income notification, collection and & disbursement (including AutoCredit in applicable markets)

•	Corporate action notification & processing

•	Tax relief and reclaim processing for ordinary securities and DTC-eligible ADRs

•	Proxy notification and voting

•	Daily sweep of cash to selected JPMorgan short-term investment vehicle(s).

•	Daily on-line reporting (holdings, transactions, cash)

•	Inquiry research and resolution

•	Global network information, including on-line market reports and news flashes

Optional Services

Service

Short-Term Cash Investments

Alternative Asset Servicing

Proprietary and confidential.
All rights reserved.	Page 5 of 7

JPMorgan Fee Proposal: Assumptions and Notes

Assumptions

•

EQ Advisors Trust and its investment managers (if applicable) will instruct JPMorgan of trades and other account activity in a mutually agreed electronic format that enables straight-through processing (STP), using JPMorgan proprietary systems, SWIFT messages, direct electronic transmissions or other means deemed acceptable by JPMorgan.

•	EQ Advisors Trust may invest/place cash balances from custody and/or demand deposit accounts JPMorgan’s short term investment vehicles.

Notes

•	JPMorgan’s fee proposal will remain valid until December 31, 2009.

•

JPMorgan reserves the right to renegotiate its fee schedule at any time should EQ Advisors Trust’s actual investment portfolio and/or trading activity differ significantly from the assumptions used to develop our fee proposal. JPMorgan also reserves the right to amend its fee schedule if EQ Advisors Trust’s service requirements change.

•

Fees for additional service(s) and/or market(s) added at the request of EQ Advisors Trust while this fee schedule is in effect will be assessed at JPMorgan’s standard price(s), unless an alternative pricing arrangement is agreed upon in advance by EQ Advisors Trust and JPMorgan.

•

All fees and charges in this fee proposal are quoted in U.S. Dollars (US$), except where noted otherwise. JPMorgan requires invoices to be paid in U.S. Dollars, unless JPMorgan and EQ Advisors Trust have agreed upon alternative payment arrangements in advance of remittance.

•

Ad valorem fees are expressed in basis points (bp) on market value of assets. Where applicable, ad valorem fees will be calculated at the end of the billing period using market values derived by JPMorgan from data provided by its selected pricing sources and applied to funds on a pro-rated basis. In the event that JPMorgan must rely on EQ Advisors Trust or a portfolio manager or other party(ies) selected by EQ Advisors Trust to provide valuation(s) for the purpose of calculating ad valorem fee(s), JPMorgan must receive such valuations no later than 30 days after the end of the billing period in a format deemed acceptable by JPMorgan. In the event that JPMorgan does not receive valuations by the required date, JPMorgan will render an invoice using the most recent valuation(s) received for the respective investment(s)/account(s).

•

JPMorgan will present invoices monthly in arrears, with payment debited directly from the account(s) 30 days after the date of the invoice, unless an alternative billing arrangement is negotiated between EQ Advisors Trust and JPMorgan. All annual fees, including ad valorem (basis point) fees, will be pro-rated based on the number of months included in the billing period.

•

JPMorgan will recover applicable out-of-pocket and/or pass-through expenses incurred in the course of delivering contracted services for EQ Advisors Trust by direct debit from the relevant accounts and/or presenting an invoice each billing period. Such expenses may include but are not limited to: stamp duty, scrip and re-registration fees, courier fees, and SAS 70 / FRAG 21 reporting.

Proprietary and confidential.
All rights reserved.	Page 6 of 7

Fee Proposal Acknowledgement

The foregoing fee proposal covers custody, settlement and certain associated services to be performed by JPMorgan Chase Bank, N.A. (“JPMorgan”) and/or certain subsidiaries and/or affiliates for EQ Advisors Trust. The signature below indicates that I, as a duly authorized representative of EQ Advisors Trust, have reviewed and accept this fee proposal, which will take effect upon the start of provision of the services described herein by JPMorgan for EQ Advisors Trust. This fee proposal will be attached as a schedule to, and will be incorporated into, the custody or trust agreement(s) in effect between EQ Advisors Trust and JPMorgan.

This fee schedule shall remain in effect from the date accepted until December 31, 2009, unless superseded by a subsequent, mutually agreed fee arrangement between EQ Advisors Trust and JPMorgan.

Accepted by:

EQ Advisors Trust	JPMorgan Chase Bank, N.A.

Signature	Signature

Name	Name

Title	Title

Date	Date

Proprietary and confidential.
All rights reserved.	Page 7 of 7